UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __ )

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HEALTHY FAST FOOD, INC.

(Name of the Registrant as Specified In Its Charter)

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HEALTHY FAST FOOD, INC.
1175 American Pacific, Suite C
Henderson, Nevada 89074

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of Common Stock of Healthy Fast Food, Inc.:

The annual meeting (the “Annual Meeting”) of stockholders of Healthy Fast Food, Inc. (the “Company”) will be held at the Company’s offices, located at 1175 American Pacific, Suite C, Henderson, Nevada 89074, on Wednesday, April 20, 2011, at 11:00 a.m., Pacific Time.  The meeting will be convened for the following purposes:

(1)	To elect four directors to the Company’s Board of Directors;

(2)	To adopt our 2011 Stock Option Plan;

(3)	To approve an amendment to our Articles of Incorporation to change the name of the Company to “U-Swirl, Inc.”;

(4)	To ratify the appointment of L.L. Bradford & Company, LLC as our independent registered public accounting firm for 2011; and

(5)	To transact such other business as may properly come before the Annual Meeting and at any adjournments thereof.

Only holders of record of the Company’s common stock at the close of business on March 4, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Even if you now expect to attend the Annual Meeting, you are requested to mark, sign, date, and return the accompanying proxy by fax or by mail.  If you attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy.  A proxy may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors

/s/ Dixie Cartwright
Dixie Cartwright, Corporate Secretary

Henderson, Nevada
March 11, 2011

This Notice of 2011 Annual Meeting and the attached Proxy Statement dated March 11, 2011 should be read in combination with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010.  Collectively, these documents contain all of the information and disclosures required in connection with the 2011 Annual Meeting of Stockholders.  Copies of all these materials can be found in http://www.u-swirl.com/corporate/proxy.html.

HEALTHY FAST FOOD, INC.
1175 American Pacific, Suite C
Henderson, Nevada 89074

PROXY STATEMENT
March 11, 2011

This Proxy Statement is furnished to the stockholders of Healthy Fast Food, Inc. (the “Company”) in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies for use at the annual meeting of stockholders (the “Annual Meeting”) to be held the Company’s offices, located at 1175 American Pacific, Suite C, Henderson, Nevada 89074, on Wednesday, April 20, 2011, at 11:00 a.m., Pacific Time, and at any adjournments thereof.

This Proxy Statement and the enclosed form of proxy are first being made available to stockholders on or about March 11, 2011, and the cost of soliciting proxies in the enclosed form will be borne by the Company.  Proxies may be solicited by personal interview, telephone, facsimile and electronic means.  Banks, brokerage houses and other nominees or fiduciaries have been requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

Important Notice of Internet Availability of Proxy Statement and Related Materials

As permitted by the federal securities laws, we are making this Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010 available to our stockholders primarily via the Internet instead of mailing printed copies of these materials to each stockholder.  On or about March 11, 2011, we intend to mail to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability, or “Notice,” containing instructions on how to access these materials, including the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010.  We intend to make this Proxy Statement available to our stockholders on or about March 11, 2011.  This Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010 are available for viewing on the Internet at: http://www.u-swirl.com/corporate/proxy.html.

If you received a Notice by mail, you will not receive a printed copy of the Annual Meeting materials by mail unless you request printed materials.  If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

QUORUM AND VOTING REQUIREMENTS

Quorum Requirement

One-third of the voting power that is present, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at a meeting of stockholders.  If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed 60 days at any one adjournment.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

Vote Required

If a quorum is present, action by the stockholders on a matter other than the election of directors or approval of the amendment to our Articles of Incorporation is approved if the number of votes cast in

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favor of the action exceeds the number of votes cast in opposition to the action.  Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in the Articles of Incorporation or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation.  Cumulative voting shall not be allowed.

Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Approval of the amendment to our Articles of Incorporation requires an affirmative vote of a majority of our outstanding shares.  In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal.  A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be counted as a vote “for” the management’s position.

How You Can Vote

You may vote your shares in person by attending the Annual Meeting or you may vote by completing, signing, dating and faxing or mailing the proxy form.  If you return your signed proxy card before the Annual Meeting, the named proxy will vote your shares as you direct.  If you send in your proxy card, but do not specify how you want to vote your shares, your shares will be voted

(i)	FOR the election of all nominees for director as described under “Election of Directors”;
(ii)	FOR adoption of the 2011 Stock Option Plan;
(iii)	FOR approval of an amendment to our Articles of Incorporation to change the name of the Company to “U-Swirl, Inc.”;
(iv)	FOR ratification of L.L. Bradford & Company, LLC as our independent registered public accounting firm; and
(v)	in the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

You May Revoke or Change Your Vote

You may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.  A stockholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the stockholder’s behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

BENEFICIAL OWNERSHIP AND OTHER MATTERS

Record Date

The record date for determining the stockholders entitled to vote at the Annual Meeting was the close of business on March 4, 2011 (the “Record Date”), at which time we had issued and outstanding 4,758,836 shares of common stock, $0.001 par value (the “Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

Beneficial Ownership

Set forth below is information regarding the beneficial ownership of our common stock, as of March 4, 2011 by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of the

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current directors and executive officers as a group.  We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.  Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 4, 2011 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (2)
High Capital Funding, LLC	490,000	9.8%
Chester L.F. Paulson and Jacqueline M. Paulson (3)	306,000	6.0%
Paulson Family LLC (3)	306,000	6.0%
Paulson Capital Corp. (3)	306,000	6.0%
Paulson Investment Company, Inc. (3)	306,000	6.0%
Ulderico Conte (4)	267,250	5.6%
Henry R. Cartwright (5)	240,250	4.9%
Terry A. Cartwright (6)	228,750	4.8%
Gregory R. Janson (7)	206,250	4.3%
Dana Cartwright (8)	75,000	1.6%
Sam D. Dewar (8)	25,000	*
Jimmy D. Sims (9)	25,000	*
All directors and officers as a group (7 persons)(10)	1,067,500	21.2%

*less than 1%
_________________________
(1)
With the exception of High Capital Funding, LLC and Chester L.F. Paulson and Jacqueline M. Paulson, the address of those listed is c/o Healthy Fast Food, Inc., 1175 American Pacific #C, Henderson, Nevada 89074.  High Capital Funding’s address is 333 Sandy Springs Circle, Suite 230, Atlanta, Georgia 30328.  Paulson’s address is 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204.

(2)	Based on 4,758,836 shares outstanding.

(3)
Due to their relationship to certain entities, including Paulson Investment Company, Inc., the underwriter of this offering ("PICI"), Chester L.F. Paulson and Jacqueline M. Paulson (together, the “Paulsons”) are deemed to be the indirect beneficial owners of warrants to purchase up to 306,000 shares of our common stock (the "IPO Warrants").  The Paulsons control and are the managing partners of the Paulson Family LLC ("PFAM"), which is the controlling shareholder of Paulson Capital Corp. ("PLCC").  As the controlling shareholder of PLCC, PFAM is deemed to be the indirect beneficial owner of any securities held by PLCC.  As the parent of PICI, PLCC is deemed to be the indirect beneficial of any securities held by PICI.  PICI is the direct beneficial owner of the IPO Warrants.

(4)	Includes 25,000 shares held by Mr. Conte’s wife, 31,250 shares issuable upon the exercise of vested options, and 5,000 shares issuable upon the exercise of warrants.

(5)	Includes 106,250 shares issuable upon the exercise of vested options.

(6)	Includes 90,000 shares held of record by Gold Key Management Corp., 31,250 shares issuable upon the exercise of vested options, and 14,000 shares issuable upon the exercise of warrants.

(7)	Includes 25,000 shares held by Mr. Janson’s wife and 31,250 shares issuable upon the exercise of vested stock options.

(8)	Includes 25,000 shares issuable upon the exercise of vested options.

(9)	Includes 5,000 shares held of record by Jimmy D. Sims & Nancy M. Sims 2001 Revocable Trust UAD 2-28-01.

(10)	Includes 250,000 shares issuable upon the exercise of vested options and 34,000 shares issuable upon the exercise of warrants.

Changes in Control

There are no agreements known to management that may result in a change of control of our company.

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Interests of Directors and Officers in Matters to be Acted Upon

Other than the election of the nominated directors, no director or officer, or associate of any director or officer or any other person will receive extra or special benefit from the matters described herein which is not shared on a pro rata basis by all other holders of securities of the same class in accordance with their respective interests.  If approved by our stockholders, our officers and directors will be eligible to participate in our 2011 Stock Option Plan on the same terms and conditions as all of our eligible participants and will not receive any extra or special benefit by participating in such plan that is not shared by each plan participant.

PROPOSAL ONE
ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of four directors to our Board of Directors.  Each of the persons elected will serve a term of one year and until the election and qualification of his successor.  We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  Each nominee has consented to being named as a nominee and to serve if elected.

Director candidates were nominated by the Board of Directors.  To date, it has not been necessary to engage a third party search firm to assist in identifying suitable candidates for directors.  The Board of Directors believes that our existing Board members and executive management have sufficient networks of business contacts to form a suitable candidate pool from which nominees may be identified in the future.

If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve.  The Company’s directors are elected by a plurality vote.  Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the four nominees named below.

Nominees for Director to be Elected

Name	Age	Current Position with Company
Henry E. Cartwright	72	Chairman of the Board, President, Chief Executive Officer, interim Chief Financial Officer and Director
Ulderico Conte	41	Vice President of Franchise Development and Director
Sam D. Dewar	65	Director
Jimmy D. Sims	78	Director

Information About Directors

The following sets forth certain information about the nominees for director of the Company.

•
Henry E. Cartwright has been our Chairman of the board of directors, President and Chief Executive Officer since April 2007 and was one of our founders.  From October 2002 to April 2007, he was semi-retired and a private investor in numerous real estate and lending transactions and other ventures.  Mr. Cartwright served as Chairman of the board of directors of Major Video Corp. from December 1982 until its merger with Blockbuster Entertainment Corporation in January 1989.  During his tenure, Major Video had over 20 multiple unit franchisees in 28 states and Canada.  In September 1993, Mr. Cartwright founded Back to the 50’s, Inc., a company that sold 50’s and 60’s memorabilia through a mail order catalog and showroom.  Back to the 50’s, Inc., was acquired by Crowne Ventures, Inc. in November 1995.  Mr. Cartwright served as a Director of Crowne Ventures, Inc., from 1995 until he resigned in April 1998.  He served as

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Chairman of the board of directors of Americabilia.com, Inc. (later known as Seaena, Inc.), from September 1999 to October 2002.  Americabilia was engaged in direct Internet merchandising of American-themed collectibles, gifts and memorabilia.  Mr. Cartwright also had similar management responsibilities with franchised concepts such as Taco Boy, a Mexican fast food company; Olde English Fish and Chips; Mom’s Ice Cream; and Pizza Hut. He is the father of Terry A. Cartwright and Dana Cartwright.  We have concluded that Mr. Cartwright should serve as a director because of his previous management experience with franchised concepts.

•
Ulderico Conte has been our Vice President of Franchise Development since April 2007 and a director since November 2010, and was one of our founders.  From June 2005 to November 2005, he researched various restaurant concepts before deciding on the EVOS concept and forming the Company.  He served as our Vice President, Secretary and a Director from inception to April 2007.  Mr. Conte was the President and Principal of PIN Financial LLC, a FINRA member investment banking firm from May 2005 to February 2009.  From October 2004 to May 2005, he worked as an institutional trader with Garden State Securities.  He served in a similar role with Tradition Aisle Securities from February 2003 to October 2004.  Until 2003, Mr. Conte owned and operated Stone Harbor Financial Services, LLC, a securities broker-dealer firm.  Following the events of September 11, 2001, he made substantial personal loans to support Stone Harbor and pay its employees.  Stone Harbor ceased doing business in 2003 and Mr. Conte filed for personal bankruptcy in October 2003.  He received a Bachelor’s degree in Business from Rider University and a Master’s degree in Business Administration from the University of Phoenix.  We have concluded that Mr. Conte should serve as a director because of his familiarity with the Company and business development experience.

•
Sam D. Dewar has been a director since June 2007.  He was the President and CEO of Natural Harmony Foods, Inc., since he founded that company in January 2002 until July 2009.  Mr. Dewar filed for personal bankruptcy in June 2010.  Natural Harmony Foods was an independent food company based in Fort Lauderdale, Florida, that developed and marketed natural meat products blended with soy protein that are lower in fat.  It is no longer in business.  Mr. Dewar has been involved in the food industry since 1970.  His experience includes ten years with Campbell Soup Company as the General Manager of the Pepperidge Farm Biscuit Division from 1970 to 1980, and eight years with Mars, Inc. as the President of the Snackmaster division from 1980 to 1988.  He received a Bachelor’s degree from Duke University and a Master’s degree in business from the University of Pennsylvania Wharton School.  We have concluded that Mr. Dewar should serve as a director because of his experience in the food industry and his training in business.

•
Jimmy D. Sims has been a director since November 2010.  He is retired after having been involved in Pizza Hut operations from 1965 to 1997.  He started his career as a store manager, became an area general manager, and then became a franchise owner from 1972 to 1997.  Mr. Sims currently manages his stock and real estate investment portfolio.  He received an associate’s degree from Porterville College.  We have concluded that Mr. Sims should serve as a director because of his experience with franchised concepts and in the restaurant industry.

Director Independence Determinations

As of the date of this proxy statement, our common stock is not listed on any exchange.  As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.  Since we are not currently subject to corporate governance standards relating to the independence of our directors, we choose to define an “independent” director in accordance with the NASDAQ Capital Market’s requirements for independent directors (NASDAQ Marketplace Rule 5605(a)(2)).  The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.

Sam D. Dewar and Jimmy D. Sims are considered independent directors under the above definition.

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Board of Directors’ Responsibilities and Committees

Henry E. Cartwright, our Chief Executive Officer and President, also functions as the chairman of the board.  The Company has determined that this structure is appropriate for the Company’s level of operations.  During the 2010 fiscal year, Sam Dewar has been our lead independent director.

The Board of Directors’ primary responsibility is to seek to maximize long-term stockholder value.  The Board of Directors selects our management, monitors management and Company performance, and provides advice and counsel to management.  Among other things, the Board of Directors regularly reviews our business strategy and approves our budget.  In fulfilling the Board of Directors’ responsibilities, non-employee directors have full access to our management, external auditors and outside advisors.

While the Board has an Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee, the entire board acted on various items during the 2010 fiscal year, as Sam Dewar was the only independent director until Jimmy Sims was appointed in November 2010.  The Board expects to identify a fifth director who will be independent and have the requisite financial experience and background to serve as audit committee chair and audit committee financial expert and serve on these committees, together with Messrs. Dewar and Sims.

Audit Committee.  An Audit Committee Charter has been adopted and provides that the purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to (i) the integrity of the Company’s financial statements and its internal control system (including the implementation and effectiveness of internal control over financial reporting); (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements; (v) the implementation and effectiveness of the Company’s disclosure controls and procedures; (vi) the evaluation of enterprise risk issues; and (vii) the fulfillment of other responsibilities.  The Audit Committee Charter may be found on our website, at www.u-swirl.com.com.

Nominating and Corporate Governance Committee.  As stated in its charter, the purposes of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board, to recommend director nominees for each annual meeting of stockholders and nominees for election to fill any vacancies on the Board and to address related matters.  The Committee shall also develop and recommend to the Board corporate governance principles applicable to the Company and be responsible for leading the annual review of the Board’s performance.  The Nominating and Corporate Governance Committee Charter may be found on our website, at www.u-swirl.com.

The Committee has not yet established criteria for selecting new directors.

The Committee will consider suggestions for potential director nominees from many sources, including members of the Board, management, advisors and stockholders.  All of the nominees for director recommended for election by the stockholders at the 2011 Annual Meeting are current members of the Board.  The Committee will consider nominees recommended by stockholders in the same manner as other candidates.  See information under “Other Matters” below regarding stockholder nominations for directors.

Compensation Committee.  As stated in its charter, the purposes of the Compensation Committee are to discharge the responsibility of the Board relating to compensation of the Company’s executive officers, including the Chief Executive Officer, and to recommend to the full Board the compensation of the Company’s non-employee directors.  The Committee shall also prepare a report of the Committee for inclusion in the Company’s annual proxy statement or annual report on Form 10-K.  The Compensation Committee Charter may be found on our website, at www.u-swirl.com.

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Code of Ethics

We have adopted Codes of Ethics that apply to our principal executive officer and principal financial officer, and persons performing similar functions.  The text of these codes is posted on our Internet website at www.u-swirl.com.  In the event that an amendment to, or a waiver from, a provision of this code is necessary, we intend to post such information on our website.

Board Meetings and Annual Meeting Attendance

The Board of Directors held 8 meetings in 2010.  None of our directors attended fewer than 75% of the meetings of the Board.  Although we have no formal policy relating to directors’ attendance at the Annual Meeting, we encourage all our directors to attend the Annual Meeting and reimburse expenses associated with attendance.

Compensation of Directors

Each of our non-employee directors receives reimbursement for expenses of attendance for each scheduled meeting that requires physical attendance.  We do not pay any cash compensation to any of our non-employee directors for their service on the board.  In 2007, we granted each of our non-employee directors options to purchase up to 25,000 shares of common stock, exercisable at $4.40 per share.  The options are exercisable until June 30, 2012 and vested as to 25% upon date of grant (June 30, 2007) and 75% one year from date of grant (June 30, 2008).  We did not pay any compensation to our directors for the fiscal years ended December 31, 2008, 2009 and 2010.

Conflicts of Interest and Related Party Transactions

Our officers and directors are now and may in the future become stockholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to us.  Accordingly, direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.  Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.  If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity.  However, all directors may still individually take advantage of opportunities if we should decline to do so.  Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party.  A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions, and we will maintain at least two independent directors on our board of directors to review all material transactions with affiliates.

Office Space and Compensation.  Our principal offices are located at 1175 American Pacific, Suite C, Henderson, Nevada 89074.  Prior to July 2010, our offices were located in space leased by a company owned by Terry A. Cartwright, one of our founders.  While we had used this space beginning in 2007, we did not begin paying rent until 2009.  For the years ended December 31, 2010 and 2009, we paid $10,000 and $17,000, respectively, to Mr. Cartwright for rent, at the rate of $2,000 per month.

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We pay Terry A. Cartwright monthly compensation of $5,000 and 5,000 shares of common stock.  Dana Cartwright is paid $4,000 per month.  Both are the adult children of Henry E. Cartwright.  Dixie Cartwright, the wife of Henry E. Cartwright, serves as our corporate secretary and is paid $1,500 per month.  None of these persons has an employment agreement with us.  All are “at will” employees.

Purchase of U-Swirl Frozen Yogurt Concept.  On September 30, 2008, we acquired the worldwide rights to the U-Swirl Frozen Yogurt concept in exchange for 100,000 restricted shares of our common stock from a company then known as U-Swirl Yogurt, Inc. (now known as U Create Enterprises), which is owned by the grandchildren and family of Henry E. Cartwright.  The shares were valued at $180,000, based on the fair market value of the stock on the date of acquisition.  U Create Enterprises operates a frozen yogurt café in Henderson, Nevada, as our franchisee.  As part of the terms of the acquisition, we agreed that no franchise fees or royalties would be charged with respect to this location, as it will permit us to use the location as a training facility.  We did not obtain a formal valuation on the use of the Henderson location for training purposes, but we believed that being able to have our initial U-Swirl employees trained there and utilize the past experience of that location with respect to restaurant operation procedures and staffing, inventory and advertising was critical to us at the time.  In addition, we granted U Create Enterprises the right to open additional locations in Henderson, Boulder City and Pahrump, Nevada.  U Create Enterprises will pay an initial franchise fee of $5,000 for each location and a 3% royalty on net sales.  Had we charged royalties for the years ended December 31, 2010 and 2009, we would have recognized $13,587 and $16,189 for the Henderson, Nevada café.

Area Development Agreement with RMR Group, LLC.  On February 15, 2010, we entered into an area development agreement with RMR Group, LLC for the Monmouth County, New Jersey, development area.  American Pacific Investments, Limited, which owns one-third of RMR Group, is a Nevada limited liability company whose members are Ulderico Conte, Terry A. Cartwright, Paul Heroy and Stan Cartwright.  Ulderico Conte and Terry Cartwright are officers of the Company, and Terry Cartwright and Stan Cartwright are the adult children of Henry E. Cartwright.  RMR Group paid a $30,000 development fee, which was derived in accordance with our policy of $15,000 plus $5,000 times the minimum number of units for an area development agreement.  The minimum number of units for the Monmouth County area was determined to be three.

Paulson Investment Company.  Paulson Investment Company, Inc., the underwriter of our secondary offering, holds warrants to purchase up to 306,000 shares of our common stock, which as of December 31, 2010 constituted 6.1% of the shares outstanding as computed for purposes of the ownership table under "Security Ownership of Certain Beneficial Owners and Management."  Pursuant to the terms of the underwriting agreement, Paulson Investment Company was paid $18,000, which was a non-accountable expense allowance equal to 3% of the gross proceeds from the sale of the units in the secondary offering, and was granted, for a period of 36 months beginning October 13, 2010, the right of first refusal to act as lead underwriter for any and all of our future public and private equity and debt offerings that gross up to $20 million, excluding ordinary course of business financings. Also, we issued underwriter warrants to purchase up to 150,000 units at $0.48.  The underwriter’s warrants are exercisable at any time beginning October 13, 2011, and will expire on October 13, 2015.   We sold the units to Paulson Investment Company, as the underwriter, at an initial offering price of $0.36 per unit, which represented the initial public offering price of the units less the 10% underwriting discount.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (“SEC”).  Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5 filings were required, we believe that during the fiscal year ended December 31, 2010, there was

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compliance with all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners.

Executive Officers

Information relating to our non-director executive officers is as follows:

Name	Age	Current Position with Company
Terry A. Cartwright	49	Vice President of Café Development
Dana Cartwright	50	Corporate Trainer/Manager

The executive officers have provided the following information about themselves:

Terry A. Cartwright has been our Vice President of Café Development since April 2007 and was one of our founders.  Since May 2002, he has served as President of Gold Key, Inc., d/b/a Monster Framing, a wholesale custom picture and art manufacturing company specializing in hotels, timeshares, condos and retail shops.  Since 1989, he has served as Vice President and Director of Operations for MV Entertainment, a franchisee of Blockbuster Entertainment Corp., with stores in Southern California.  From 1985 until 1989, he served as the Director of New Store Development for Major Video Corp.  Mr. Cartwright attended the University of Nevada at Las Vegas.  He is the son of Henry E. Cartwright and the brother of Dana Cartwright.

Dana Cartwright has been our Corporate Trainer since October 2006.  From January 1991 to October 2006, she was the Secretary and Manager of MV Entertainment, Inc., a Blockbuster video store franchisee located in Henderson, NV.  She is the daughter of Henry E. Cartwright and the sister of Terry A. Cartwright.

The term of office of each officer ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

We are not aware of any material proceedings to which any of the non-director executive officers, or any associate of any such officer, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  During the last five years, none of the non-director officers has (i) had any bankruptcy petition filed by or against any business of which such person was an officer; (ii) had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

The following table sets forth information about the remuneration of our principal executive officer for services rendered during our last two completed fiscal years, and our other executive officers that had total compensation of $100,000 or more for our last completed fiscal year (the “Named Officers”).  Certain tables and columns have been omitted as no information was required to be disclosed under those tables or columns.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Henry E. Cartwright, President and CEO	2010 2009	84,000 84,000	26,430 18,300	8,173 (1) 4,886 (1)	118,603 107,186

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Name and Principal Position	Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Ulderico Conte, Vice President of Franchise Development	2010 2009	84,000 83,133	26,430 18,300	18,748 (2) 14,824 (2)	129,178 116,257
Terry A. Cartwright, Vice President of Café Development	2010 2009	60,000 60,000	44,050 30,500	14,086 (3) 4,886 (3)	118,136 95,386
_______________________
(1)	Consists of health insurance and dental insurance premiums paid for Mr. Cartwright.
(2)	Consists of health insurance and dental insurance premiums paid for Mr. Conte and his family.
(3)	Consists of health insurance and dental insurance premiums paid for Mr. Cartwright and his spouse.

Employment Arrangements

The Company’s officers are each considered an employee-at-will, and neither the Company nor its officers are obligated to the other party for the continuation of employment or the payment of compensation or benefits.

We have been paying the following monthly compensation to officers of the Company since September 1, 2009:

•	Henry E. Cartwright - $7,000 and 3,000 shares of common stock;
•	Ulderico Conte - $7,000 and 3,000 shares of common stock; and
•	Terry A. Cartwright - $5,000 and 5,000 shares of common stock.

Prior to September 1, 2009, we paid only cash compensation.

There are no written employment agreements with any of these officers.  The shares granted as compensation are not subject to any vesting requirements.

The following table set forth information regarding the outstanding equity awards as of December 31, 2010 for our Named Officers.

Outstanding Equity Awards At Fiscal Year-End
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Henry E. Cartwright	53,125 (1)	-0-	4.40	6/30/2012
Ulderico Conte	31,250 (1)	-0-	4.40	6/30/2012
Terry A. Cartwright	31,250 (1)	-0-	4.40	6/30/2012
___________________
(1)	These options were granted on June 30, 2007. Half of the options granted vested March 1, 2008 and the remaining half vested March 1, 2009.

During the fiscal year ended December 31, 2010, there were no exercises of stock options by the Named Officers.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

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PROPOSAL TWO
APPROVAL OF THE HEALTHY FAST FOOD, INC.
2011 STOCK OPTION PLAN

At the Annual Meeting, stockholders will be asked to approve the Healthy Fast Food, Inc. 2011 Stock Option Plan (the “2011 Plan”), which was adopted, subject to stockholder approval, by the board of directors on February 3, 2011.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the company, and that incentive compensation plans like the proposed 2011 Plan are an important attraction, retention and motivation tool for participants in the plan.

We currently maintain the Healthy Fast Food, Inc. 2007 Stock Option Plan (the “2007 Plan”). As of December 31, 2010, a total of 300,000 shares of our common stock were then subject to outstanding options granted under the 2007 Plan, and an additional 173,683 shares of our common stock were then available for new option grants under the 2007 Plan.

The board of directors approved the 2011 Plan based, in part, on a belief that the number of our shares currently available under the 2007 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2011 Plan, options may continue to be granted under the 2007 Plan until that plan’s expiration in 2017.  An additional 750,000 shares of our common stock will also be made available for option grants under the 2011 Plan, so that if stockholders approve the 2011 Plan, a total of 923,683 shares will initially be available for option grants under both plans. In addition, any shares of common stock subject to stock option grants under the 2007 Plan that expire, are cancelled or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2007 Plan.

If stockholders do not approve the 2011 Plan, we will continue to have the authority to grant options under the 2007 Plan. If stockholders approve the 2011 Plan, options then outstanding under the 2007 Plan will not be affected.

Summary Description of the 2011 Stock Option Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which appears as Appendix I to this Proxy Statement.

The 2011 Stock Option Plan is intended to (i) encourage ownership of shares by our employees and directors and certain consultants to the company; (ii) induce them to work for the benefit of the company; and (iii) provide additional incentive for such persons to promote the success of the company.

Our board of directors or one or more committees of two or more disinterested directors appointed by our board of directors will administer the 2011 Plan, which permits the granting of options to purchase up to 750,000 shares of common stock.

Persons eligible to receive awards under the 2011 Plan include officers or employees of the company or any of our subsidiaries, directors of the company, and certain consultants and advisors to the company or any of our subsidiaries. Currently, approximately 50 officers and employees of the company and our subsidiaries (including all of our named executive officers), and each of our two non-employee directors, are considered eligible under the 2011 Plan at the present time.

The board of directors or committee may amend, suspend or discontinue the 2011 Plan at any time or from time to time; provided that no action of the board will cause incentive stock options granted under this Plan not to comply with Section 422 of the Internal Revenue Code unless the board specifically declares such action to be made for that purpose and provided further that without the approval of our stockholders, no such action may: (i) materially increase the maximum aggregate number of shares that

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may be issued under options granted pursuant to the Plan, (ii) materially increase the benefits accruing to Plan participants, or (iii) materially modify eligibility requirements for the participants.  Moreover, no such action may alter or impair any option previously granted under the Plan without the consent of the holder of such option.

The 2011 Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations, stock splits or combinations.

Each option granted under the 2011 Plan will be evidenced by a written option agreement between us and the optionee.  The option price of any incentive stock option may be not less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock will have an option price of not less than 110% of the fair market value per share on the date of grant.  The option price of any non-qualified stock option may not be less than 85% of the fair market value per share on the date of grant of the option.  “Fair Market Value” per share as of a particular date is defined in the 2011 Plan as the closing price of our common stock as reported on a national securities exchange or the last transaction price on the reporting system or, if none, the average of the closing bid and asked prices of our common stock in the over-the-counter market or, if such quotations are unavailable, the value determined by the board in its discretion in good faith.

The 2011 Plan also provides for the granting of “formula options” to purchase 25,000 shares of common stock to its non-employee directors on the date on which such directors are first appointed by the Board or elected by the stockholders. Immediately after the completion of each annual meeting of the stockholders of the Company, each non-employee member of the Board will be awarded a formula option to purchase 25,000 shares of common stock. Formula options will have an option price equal to the fair market value of the common stock as of the date of such grant. The terms of the 2011 Plan, including the vesting provisions described below, will apply to all formula options granted.

The exercise period of incentive stock options or non-qualified options granted under the 2011 Plan may not exceed ten years from the date of grant thereof.  Incentive stock options granted to a person owning more than ten percent of the total combined voting power of our common stock will be for no more than five years.

The right to exercise an option granted under the 2011 Plan will be subject to the following vesting periods, subject to the optionee continuing to be an eligible participant and the occurrence of any other event (including the passage of time) that would result in the cancellation or termination of the option:

(i)	no portion of the option will be exercisable prior to four (4) months from the grant date;

(ii)	upon and after the expiration of one year from the grant date, the optionee may exercise up to one-half of the option granted; and

(iii)
the option will become exercisable on a cumulative basis as to the remaining half of the total option granted, two years from the grant date, so that the option will have become fully exercisable, subject to the optionee’s remaining an eligible participant, on the second anniversary of such grant date; and

(iv)	such additional vesting periods as may be determined by the Board or Committee in its sole discretion.

To exercise an option, the optionee must pay the full exercise price in cash, by check or such other legal consideration as may be approved by the committee.  Such other consideration may consist of shares of common stock having a fair market value equal to the option price, cashless exercise, a personal

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recourse note, or in a combination of cash, shares, cashless exercise and a note, subject to approval of the committee.

Options granted under the 2011 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. An option may not be exercised unless the optionee then is an employee, consultant, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, consultant, officer, or director of our company since the date of grant of the option.  If the optionee ceases to be an employee, consultant, officer, or director of our company or its subsidiaries other than by reason of death, disability, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate 90 days after the date the optionee ceases to be an employee, consultant, officer or director of our company.

If the employee is terminated “for cause” (as that term is defined in the Plan), such employee’s options will terminate immediately on the date the optionee ceases employment or association.

If an optionee dies while an employee, consultant, officer or director of our company, or if the optionee’s employment, consultant, officer, or director status terminates by reason of disability, all options theretofore granted to such optionee, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee, by the optionee or by the optionee’s estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of the death or disability of the optionee.

Federal Income Tax Consequences of Awards under the 2011 Plan

The U.S. federal income tax consequences of the 2011 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2011 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2011 STOCK OPTION PLAN.

PROPOSAL THREE
APPROVAL OF NAME CHANGE TO “U-SWIRL, INC.”

General Information

On February 3, 2011, the Board of Directors adopted a resolution to amend the Company’s Articles of Incorporation to change the name of the Company to “U-Swirl, Inc.” (the “Name Change Amendment”).

All of the Company’s operations are conducted by our wholly-owned subsidiary, U-Swirl International, Inc., which is launching a national chain of self-serve frozen yogurt cafés called U-Swirl Frozen Yogurt.  The Board of Directors believes that the corporate name change to “U-Swirl, Inc.” will make it easier for investors to identify the Company with our brand.  The corporate name change will require an affirmative vote of a majority of the Company’s outstanding shares to amend the Articles of Incorporation.

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Proposed Corporate Name Change Amendment

The Board of Directors proposes as follows:

The Articles of Incorporation of Healthy Fast Food, Inc. shall be amended by deleting from the Articles of Incorporation, in its entirety, Article I, Name, and substituting in place thereof the following;

“ARTICLE I
NAME

The name of the corporation is “U-Swirl, Inc.”

 Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date is required to approve the proposed Name Change Amendment.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAME CHANGE AMENDMENT.

PROPOSAL FOUR
RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has appointed L.L. Bradford & Company, LLC (“L.L. Bradford”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2011 and to perform other appropriate accounting services.  L.L. Bradford has served as our independent registered public accounting firm since December 11, 2007, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of L.L. Bradford to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011 for ratification in order to ascertain the views of our stockholders on this appointment.  If the appointment is not ratified, the Board of Directors will reconsider its selection.

Fees paid to L.L. Bradford are as follows:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2009	$66,000	$4,800	$-0-	$-0-
2010	$51,000	$8,400	$-0-	$-0-

The audit-related fees were incurred in connection with the comfort letter for the underwriter of our secondary public offering and review of the registration statement covering the securities offered in the secondary public offering.

Pre-Approval Policies and Procedures

The Board of Directors has considered whether the provision of the non-audit services described above by an external auditor is compatible with maintaining the auditor’s independence, and determined that these non-audit services are compatible with the required independence.  The Board of Directors pre-approves all services to be provided to our Company by the independent auditors.  This includes the pre-

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approval of (i) all audit services, and (ii) any significant (i.e., not de minimis) non-audit services.  Before granting any approval, the Board of Directors gives due consideration to whether approval of the proposed service will have a detrimental impact on the auditor’s independence.  All services provided by and fees paid to our independent auditors in 2010 and 2009 were pre-approved by the Board of Directors.

Representatives of L.L. Bradford will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Report of Board of Directors

The Board of Directors reviewed and discussed the audited financial statements with management, as discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.  The Board received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Board concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions referred to above, the Board approved the inclusion  of the audited financial statements in our annual report on Form 10-K.

OTHER MATTERS

Stockholder Proposals

 Proposals by stockholders for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of stockholders must be received by the Secretary of the Company no later than December 22, 2011. In addition, the proxy solicited by the Board of Directors for the next annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than [45 days prior to first anniversary of proxy mailing date in 2011]. The Company’s By-laws provide that any stockholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements.

A stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person on the date of such stockholder’s notice and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”) (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company’s (or its agent’s) books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (B) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder’s notice, and (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.  No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in Section 3.6 of the Company’s Bylaws, a copy of which may be obtained from the Secretary of the Company upon written request delivered to 1175 American Pacific, Suite C, Henderson, Nevada 89074.

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Communications to the Board of Directors

Our board of directors maintains a process for stockholders and interested parties to communicate with the board.  Stockholders may write to the board c/o Corporate Secretary, Healthy Fast Food, Inc., 1175 American Pacific, Suite C, Henderson, Nevada 89074.  Communications addressed to individual board members and clearly marked as stockholder communications will be forwarded by the Corporate Secretary unopened to the individual addressees.  Any communications addressed to the board of directors and clearly marked as stockholder communications will be forwarded by the Corporate Secretary unopened to the Nominating Committee.

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APPENDIX I
HEALTHY FAST FOOD, INC.
2011 STOCK OPTION PLAN

1.           Purpose; Effectiveness of the Plan.

(a)
The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors,  upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

(b)
This Plan will become effective on the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company (excluding holders of shares of Stock issued by the Company pursuant to the exercise of options granted under this Plan) within twelve months before or after that date.  If the Plan is not so approved by the stockholders of the Company, any options granted under this Plan will be rescinded and will be void.  This Plan will remain in effect until it is terminated by the Board or the Committee (as defined hereafter) under section 9 hereof, except that no ISO (as defined herein) will be granted after the tenth anniversary of the date of this Plan’s adoption by the Board.  This Plan will be governed by, and construed in accordance with, the laws of the State of Nevada.

2.	Certain Definitions.

Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

(a)
“10% Stockholder” means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its subsidiaries;

(b)	“1933 Act” means the federal Securities Act of 1933, as amended;

(c)	“Board” means the Board of Directors of the Company;

(d)	“Called for under an Option,” or words to similar effect, means issuable pursuant to the exercise of an Option;

(e)
“Code” means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan’s adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

(f)
“Committee” means a committee of two or more Disinterested Directors, appointed by the Board, to administer and interpret this Plan; provided that the term “Committee” will refer to the Board during such times as no Committee is appointed by the Board;

(g)	“Company” means Healthy Fast Food, Inc., a Nevada corporation;

(h)	“Disability” has the same meaning as “permanent and total disability,” as defined in Section 22(e)(3) of the Code;

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(i)
“Disinterested Director” means a member of the Board who is not during the period of one year prior to his or her service as an administrator of the Plan, or during the period of such service, granted or awarded Stock, options to acquire Stock, or similar equity securities of the Company under this Plan or any similar plan of the Company, other than the grant of a Formula Option pursuant to section 6(m) of this Plan;

(j)	“Eligible Participants” means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries;

(k)
“Fair Market Value” means, with respect to the Stock and as of the date an ISO or a Formula Option is granted hereunder, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows:

(i)
If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

(ii)
If the Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date;

(iii)
If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

(iv)	If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

(l)	“Formula Option” means an NSO granted to members of the Committee pursuant to section 6(m) hereof;

(m)	“ISO” has the same meaning as “incentive stock option,” as defined in Section 422 of the Code;

(n)
“Just Cause Termination” means a termination by the Company of an Optionee’s employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), in connection with the good faith determination of the Company’s board of directors (or of the Company’s stockholders if the Optionee is a director and the removal of the Optionee from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries;

(o)
“NSO” means any option granted under this Plan whether designated by the Committee as a “non-qualified stock option,” a “non-statutory stock option” or otherwise, other than an option designated by the Committee as an ISO, or any option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder;

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(p)	“Option” means an option granted pursuant to this Plan entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

(q)	“Option Agreement” means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

(r)	“Option Price” with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

(s)	“Option Stock” means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

(t)	“Optionee” means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

(u)	“Plan” means this 2011 Stock Option Plan of the Company;

(v)	“QDRO” has the same meaning as “qualified domestic relations order” as defined in Section 414(p) of the Code;

(w)	“Stock” means shares of the Company’s Common Stock, $0.001 par value;

(x)	“Subsidiary” has the same meaning as “Subsidiary Corporation” as defined in Section 424(f) of the Code;

(y)
“Transfer,” with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a QDRO, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

3.	Eligibility.

The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant.  Subject to the provisions of sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

4.	Administration.

(a)
Committee.  The Committee, if appointed by the Board, will administer this Plan.  If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company’s Articles of Incorporation and By-laws generally.

Appendix I to Healthy Fast Food, Inc. Proxy Statement - 2011 Stock Option Plan - Page 3

(b)
Authority and Discretion of Committee.  The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company’s Articles of incorporation, by-laws and this Plan, and the specific limitations on such discretion set forth herein:

(i)
to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

(ii)
to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Options Agreements as specified under this Plan;

(iii)
to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

(iv)
to delegate all or a portion of its authority under subsections (i) and (ii) of this section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

(c)	Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority:

(i)	to grant Options to any of its members, whether or not approved by the Board; and

(ii)
to determine any matters, or exercise any discretion, in connection with the Formula Options under section 6(m) hereof, to the extent that the power to make such determinations or to exercise such discretion would cause one or more members of the Committee no longer to be “Disinterested Directors” within the meaning of section 2(i) above.

(d)
Designation of Options.  Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO.  To the extent that the Fair Market Value (determined at the time the Option is granted) of Stock with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO.  Notwithstanding the general eligibility provisions of section 3 hereof, the Committee may grant ISOs only to persons who are employees of the Company and/or its subsidiaries.

(e)
Option Agreements.  Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company.  Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

Appendix I to Healthy Fast Food, Inc. Proxy Statement - 2011 Stock Option Plan - Page 4

5.	Shares Reserved for Options.

(a)
Option Pool.  The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed Seven Hundred Fifty Thousand (750,000) (the “Option Pool”), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise.  Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

(b)
Adjustments Upon Changes in Stock.  In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in:

(i)	the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder;

(ii)	the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and

(iii)
other rights and matters determined on a per share basis under this Plan or any Option Agreement hereunder.  Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding.  No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

6.	Terms of Stock Option Agreements.

Each Option granted pursuant to this Plan will be evidenced by an agreement (an “Option Agreement”) between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan.  Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

(a)
Covenants of Optionee.  At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee.  Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries.

(b)
Vesting Periods.  Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Option Stock called for thereunder (the “Total Award Option Stock”).  Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

Appendix I to Healthy Fast Food, Inc. Proxy Statement - 2011 Stock Option Plan - Page 5

Unless the Option Agreement executed by an Optionee expressly otherwise provides and except as set forth herein, the right to exercise an Option granted hereunder will be subject to the following Vesting Periods, subject to the Optionee continuing to be an Eligible Participant and the occurrence of any other event (including the passage of time) that would result in the cancellation or termination of the Option:

(i)	no portion of the Option will be exercisable prior to four (4) months from the Grant Date set forth in the Option Agreement;

(ii)	upon and after the expiration of one (1) year from the Grant Date, the Optionee may purchase up to one-half of the Total Award Option Stock; and

(iii)
the Option will become exercisable on a cumulative basis as to the remaining half of the Total Award Option Stock, two (2) years from the Grant Date, so that the Option will have become fully exercisable, subject to the Optionee’s remaining an Eligible Participant, on the second anniversary of such Grant Date; and

(iv)	such additional vesting periods as may be determined by the Committee in its sole discretion.

(c)	Exercise of the Option.

(i)
Mechanics and Notice.  An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

(ii)
Withholding Taxes.  As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an NSO granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s tax withholding liability required in connection with such exercise.  For purposes of this subsection 6(c)(ii), “tax withholding liability” will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

(d)
Payment of Option Price.  Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be fixed by the Committee in its discretion, but in no event will the Option Price for an ISO granted hereunder be less than the Fair Market Value (or, in case the Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO is granted, and in no event will the Option Price for an NSO granted hereunder be less than eighty-five percent (85%) of Fair Market Value.  The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

Appendix I to Healthy Fast Food, Inc. Proxy Statement - 2011 Stock Option Plan - Page 6

(i)
For example, the Committee, in its discretion, may permit a particular Optionee to pay all or a portion of the Option Price, and/or the tax withholding liability set forth in subsection 6(c)(ii) above, with respect to the exercise of an Option either by surrendering shares of Stock already owned by such Optionee or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered Stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith.

(ii)
If the Committee permits an Optionee to pay any portion of the Option Price and/or tax withholding liability with shares of Stock with respect to the exercise of an Option (the “Underlying Option”) as provided in subsection 6(d)(i) above, then the Committee, in its discretion, may grant to such Optionee (but only if Optionee remains an Eligible Participant at that time) additional NSOs, the number of shares of Option Stock called for thereunder to be equal to all or a portion of the Stock so surrendered or withheld (a “Replacement Option”). Each Replacement Option will be evidenced by an Option Agreement.  Unless otherwise set forth therein, each Replacement Option will be immediately exercisable upon such grant (without any Vesting Period) and will be coterminous with the Underlying Option.  The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

(e)
Termination of the Option.  Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant in the case of an ISO (the “Option Period”); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder.  To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier:

(i)	ninety days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability or a Just Cause Termination;

(ii)	twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person’s death or disability; or

(iii)	immediately as of the date that the Optionee ceases to be an Eligible Participant by reason of a Just Cause Termination.

In the event of a sale or all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a subsidiary of another corporation (any of the foregoing events, a “Corporate Transaction”), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

(f)	Options Nontransferable. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution, or in the case of an NSO, pursuant to a

Appendix I to Healthy Fast Food, Inc. Proxy Statement - 2011 Stock Option Plan - Page 7

QDRO. During the lifetime of the Optionee, the Option will be exercisable only by him or her, or the transferee of an NSO if it was transferred pursuant to a QDRO.

(g)
Qualification of Stock.  The right to exercise an Option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

(h)	Additional Restrictions on Transfer. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

(i)
Securities Act of 1933.  The Optionee understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available.  The Optionee understands that the Company is under no obligation to register the shares of Option Stock.

(ii)	Other Applicable Laws. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

(iii)
Investment Intent.  Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder:  (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) he or she has no present intention of disposing of the Option Stock at any particular time.

(i)
Compliance with Law.  Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition.  The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

(j)
Stock Certificates.  Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan’s provisions.  The Company may place a “stop transfer” order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(k) have been complied with.

(k)
Notices.  Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention:  Corporate Secretary, or at such other address as the Company may designate in writing.  Any notice to be given to an Optionee will be addressed to the Optionee at the address

Appendix I to Healthy Fast Food, Inc. Proxy Statement - 2011 Stock Option Plan - Page 8

provided to the Company by the Optionee.  Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained

(l)
Other Provisions.  The Option Agreement may contain such other terms, provisions  and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

(m)
Formula Options. On the date on which the Board appoints, or the stockholders of the Company elect, a person who is not an employee of the Company as a member of the Board for the first time, such director will be granted a Formula Option to purchase twenty-five thousand (25,000) shares of Stock. Immediately after the completion of each annual meeting of the stockholders of the Company, each member of the Board who is not an employee of the Company will be awarded a Formula Option to purchase twenty-five thousand (25,000) shares of Stock. Formula Options will have an Option Price equal to the Fair Market Value of the Stock as of the date of such grant. Except as otherwise specifically provided in this section 6(m), the terms of this Plan, including the vesting provisions of section 6(b), will apply to all Formula Options granted pursuant to this section 6(m).

7.	Proceeds from Sale of Stock.

Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

8.	Modification, Extension and Renewal of Options.

Subject to the terms and conditions and within the limitations of this Plan, and except with respect to Formula Options, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

9.	Amendment and Discontinuance.

The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further that no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 5(b) hereof) the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to this Plan or materially increase the benefits accruing to Plan participants or materially modify eligibility requirements for the participants.  Provided, further, that the provisions of section 6(m) hereof may not be amended more often than once during any six (6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.  Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

Appendix I to Healthy Fast Food, Inc. Proxy Statement - 2011 Stock Option Plan - Page 9

10.           Plan Compliance with Rule 16b-3.

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators.

11.	Copies of Plan.

A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.

 ***
Date Plan Adopted by Board of Directors:                      February 3, 2011
Date Plan Approved by Stockholders:                              ________, 2011

Appendix I to Healthy Fast Food, Inc. Proxy Statement - 2011 Stock Option Plan - Page 10

PROXY – HEALTHY FAST FOOD, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF HEALTHY FAST FOOD, INC.

Henry E. Cartwright or Ulderico Conte, or any of them, each with the power of substitution, are hereby authorized to represent and vote on the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of stockholders to be held on April 20, 2011, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no directions are given, this proxy will be voted for the matters set forth below.  The proxy holders named will vote in their discretion on any other matter that may properly come before the meeting.

1.	ELECTION OF DIRECTORS - The Board of Directors recommends a vote FOR the listed nominees.
	FOR	WITHHOLD		FOR	WITHHOLD
Henry E. Cartwright	[ ]	[ ]	Ulderico Conte	[ ]	[ ]
Sam D. Dewar	[ ]	[ ]	Jimmy D. Sims	[ ]	[ ]

2.	ADOPTION OF THE HEALTHY FAST FOOD, INC. 2011 STOCK OPTION PLAN – The Board of Directors recommends a vote FOR the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	APPROVAL OF THE NAME CHANGE TO “U-SWIRL, INC.” – The Board of Directors recommends a vote FOR the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	RATIFICATION OF L.L. BRADFORD & COMPANY, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – The Board of Directors recommends a vote FOR the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5.	In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE:  Please sign exactly as name(s) EXACTLY as your name(s) appear(s) on the Notice of Internet Availability.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep Signature within the box	Signature 2 – Please keep Signature within the box	Date (mm/dd/yyyy)
[_________________________]	[_________________________]	[______/________/________]

Please mark, sign, date and return this proxy promptly by (1) faxing to (303) 777-3823 Attn:  Cindy; (2) mailing to Dill Cill Carr Stonbraker & Hutchings, P.C., 455 Sherman Street, Suite 300, Denver, CO 80203, Attn:  Cindy; or (3) scanning and emailing to cfillipp@dillanddill.com.